Void After 12:00 O'clock Midnight., Mountain Time, on January 20, 2000


                WARRANT TO PURCHASE 200,000 COMMON SHARES

                            U.S. ENERGY CORP.

               This is to Certify That, FOR VALUE RECEIVED, SHAMROCK PARTNERS, LTD. of 111 Veterans Square, Media, PA 19063 ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from U.S. ENERGY CORP. ("Company"), a Wyoming corporation, at any time until 12:00 O'clock Midnight, Mountain Time, on January 20, 2000 ("Expiration Date"), up to 200,000 Common Shares of the Company at a price of $7.50 per share, the ("Purchase Price") during the period this Warrant is exercisable.

               (a) Exercise of Warrant. This Warrant may be exercised at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Purchase Price for the number of shares specified in such Form.

               (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Common Shares as shall be required for issuance or delivery upon exercise of this Warrant.

               (c) Substitution or Replacement of Warrant. This Warrant may be divided or combined with up to ten other Warrants which carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder thereof. Notwithstanding the foregoing, this Warrant shall not be divided in such manner that there are, at any time that this Warrant is outstanding, more than ten Holders of this Warrant and any other Warrants that carry the same rights as this Warrant. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               (d) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

               (e) Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization or other change, had this Warrant been exercised prior to the consummation of such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (e) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares.

               (f)  Registration Under the Securities Act of 1933.

                    (1) Within 45 days after receipt  of  a written request
               by the then Holder(s) of the Warrant, provided the request is made after January 21, 1998 and before the expiration of this Warrant, the Company will file, no more than once, a registration statement under the Securities Act of 1933, as amended, registering the Warrant Shares. The Company will use its best efforts to cause such registration statement to become effective. The Holder acknowledges that such a filing may be delayed until such time as the audit of the Company's financial statements for the year ending May 31 has been completed.

                    (2) If at any time during the period commencing January
               21, 1998, and ending January 20, 2000, the Company should file a registration statement (which term shall not include any registration statement filed on Forms S-8 or S-4) under the Securities Act of 1933, as amended (the "Act"), which relates to a current offering of securities of the Company (other than solely in exchange for properties, assets or stock of other individuals or corporations), such registration statement and the prospectus included therein shall also, at the written request to the Company from the Holder(s) of the Warrants, relate to, and meet the requirements of the Act with respect to any public offering of the Warrant Shares so as to permit the public sale thereof in compliance with the Act. The Company shall give notice to the Holder(s) of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Holder(s) to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holder(s) shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to proceed to effectiveness with such registration statement, without liability to the Holder(s). The Company shall pay all expenses (with the exception of any selling commissions relating to the sale of the Warrant Shares which shall be paid by the sellers thereof) of any such registration statement.

                    (3) The Company will cooperate with the  then Holder(s)
               of the Warrant Shares in preparing and signing any registration statement under subsections (1) and (2) of the Section (f), as are required in order to sell or transfer the Warrant Shares and will sign and supply all information required therefore, all at the Company's sole expense. The then Holder(s) of the Warrant Shares agree to provide such information to the Company as the Company reasonably may request, in connection with any such registration statement.

                    (4) When, pursuant  to  subsection  (1)  or (2) of this
               Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrant Shares, the Company shall:

                         (A) Supply to the selling Holder(s)  two  executed
                    copies of each registration statement and a reasonable number of copies of the preliminary, final and other prospectus.

                         (B) Take all actions necessary to register or qualify for sale the Warrant Shares in up to five states selected by the Holder. The Company shall bear the complete cost and expense (other than any selling commissions relating to the sale of the Warrant Shares, which shall be paid by the seller thereof) of such registrations or qualifications.

                         (C) Keep effective such registration statement until the first of the following events occur: (i) 12 months have elapsed after the effective date of such registration statement or (ii) all of the registered Warrant Shares issued by the Company either before or after the effective date of such registration statement has been publicly sold under such registration statement.

                    (5) The Holder(s) shall supply  such information as the
               Company may reasonably require from such Holder(s), or any underwriter for any of them, for inclusion in such registration statement or post effective amendment.

                    (6) The Company's agreements with respect to the Warrant Shares in this Section will continue in effect regardless of the exercise or surrender of this Warrant.

                    (7) If the Company registers the Warrants under (f)(2) above, solely to accommodate the registration of the Warrant Shares, the Holder(s) agree not to sell or otherwise transfer the Warrants pursuant to the Registration Statement for a period of 24 months after the effective date. Such lock-up shall not extend to the Warrant Shares purchased on exercise of the Warrants.

                    (8) Any notices or certificates  by  the Company to the
               Holder(s) and by the Holder(s) to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, return receipt requested, to the Holder, addressed to him at his address as set forth on the Warrant or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 877 North 8th West, Riverton, Wyoming 82501. The Company may change its address by written notice to Holders.

               (g) Transfer to Comply with the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrant and on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (f) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

               "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to a registration statement made effective under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

               (h) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Wyoming.

          Dated as of January 23, 1998.



                                             U.S. ENERGY CORP.


                                        By:      /s/ Keith G.  Larsen
                                             ------------------------------
                                             KEITH G. LARSEN, PRESIDENT

                                   ASSIGNMENT FORM

                                                Dated:  ____________, 19____

          FOR VALUE RECEIVED, ______________________________________________

          hereby sells, assigns and transfers unto _________________________

          Name:  ___________________________________________________________
                         (Please typewrite or print in block letters)

          Address: _________________________________________________________

          the   right   to  purchase  the  $.01  par  value  Common  Shares

          represented by Assignor's Warrant to the extent of Common  Shares of  U.S.  Energy Corp. (the "Company") as to which such right is exercisable.


          When Assignee exercises his or her Warrant, please complete the Purchase Form and return a copy of this Assignment to U.S. Energy Corp. at 877 North 8th West, Riverton, WY 82501 with full power to transfer the same on the books of the Company. The signature on this Assignment Form and the Purchase Form are both to be Medallion guaranteed.

                                        ASSIGNOR



                                        Signature:  ________________________

                                        Name:  _____________________________

                                        Title:  ____________________________
          (MEDALLION GUARANTY)

                                    PURCHASE FORM


          To:  U.S. Energy Corp.
               877 North 8th West
               Riverton, WY 82501


                                            Dated:  ________________, 19___

          The undersigned hereby irrevocably elects to exercise the Warrant originally issued to Shamrock Partners, Ltd. to the extent of purchasing _____________ shares of the $.01 par value Common Shares of U.S. Energy Corp. and hereby makes payment of $________ to U.S. Energy Corp. in payment of the actual Purchase Price thereof.


          INSTRUCTIONS FOR REGISTRATION OF SHARES

          Please register the shares in the following name(s):

          __________________________________________________________________

          __________________________________________________________________
                         (Please typewrite or print in block letters)


                                        ____________________________________
                                        Social Security Number or
                                        Federal ID Number

                                        ____________________________________

                                        ____________________________________
                                        Address


                                        ____________________________________

                                        ____________________________________
                                        Signature(s)
          (MEDALLION GUARANTY)